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                                                                      EXHIBIT 21

                                BARNES GROUP INC.

                              LIST OF SUBSIDIARIES
                              --------------------

Subsidiaries of the Company:
---------------------------

                                                               Jurisdiction of
             Name                                               Incorporation
             ----                                               -------------

Associated Spring-Asia PTE. LTD.                                  Singapore
Associated Spring do Brasil Ltda.                                 Brazil
Associated Spring Mexico, S.A.                                    Mexico
Associated Spring (Tianjin) Company, Limited                      China
Barnes Financing Delaware LLC                                     Delaware
Barnes Group (Bermuda) Limited                                    Bermuda
Barnes Group Canada Corp.                                         Canada
Barnes Group (Delaware) LLC                                       Delaware
Barnes Group Finance Company (Delaware)                           Delaware
Barnes Group (Germany) GmbH                                       Germany
Barnes Group Holding B.V.                                         Netherlands
Barnes Sweden Holding Company AB                                  Sweden
Barnes Group (U.K.) Limited                                       United Kingdom
Barnes Group France S.A.                                          France
Curtis Industries of Canada Limited                               Canada
Euro Stock Springs & Components Limited                           United Kingdom
3031786 Nova Scotia Company                                       Canada
3032350 Nova Scotia Limited                                       Canada
Raymond Distribution (Ireland) Limited                            Ireland
Raymond Distribution-Mexico, S.A. de C.V.                         Mexico
Ressorts SPEC, SARL                                               France
Seeger-Orbis GmbH & Co. OHG                                       Germany
Stromsholmen AB                                                   Sweden
The Wallace Barnes Company                                        Connecticut
Windsor Airmotive Asia PTE. LTD.                                  Singapore

         The Company's consolidated financial statements include all of the above-named subsidiaries. For a statement of the principles of consolidation applicable to these subsidiaries, see note 1 of the Notes to Consolidated Financial Statements on page 16 of the 2001 Annual Report to Stockholders.